SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the  Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the  appropriate  box:
         [ ]  Preliminary  Proxy  Statement
         [ ]  Confidential,  for   Use  of  Commission  Only  (as  permitted  by
              rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        Phoenix Gold International, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement If Other Than Registrant)

  Payment of filing fee (Check the appropriate box):
  [X]   No fee required
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title  of  each  class  of securities to which transaction applies:

           ---------------------------------------------------------------------

       (2) Aggregate   number  of  securities  to  which  transaction applies:

           ---------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

           ---------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

       (5) Total fee paid:

           ---------------------------------------------------------------------

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                  (1)  Amount Previously Paid:

                       ---------------------------------------------------------

                  (2)  Form, Schedule or Registration Statement no.:

                       ---------------------------------------------------------

                  (3)  Filing Party:

                       ---------------------------------------------------------

                  (4)  Date Filed:

                       ---------------------------------------------------------

                          P H O E N I X  G O L D  [LOGO]
                          ----------------------------
                        I N T E R N A T I O N A L,  I N C.
                        ---------------------------------


                            9300 North Decatur Street
                             Portland, Oregon 97203
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 15, 2000
                              ---------------------


To Our Shareholders:

      The 2000 Annual Meeting of Shareholders of Phoenix Gold International, Inc., an Oregon corporation (the "Company"), will be held at 2:30 p.m., Pacific Time, on Tuesday, February 15, 2000 at the Company's executive offices, 9300 North Decatur Street, Portland, Oregon, for the following purposes:

      1.   Electing  directors  to  serve  for the  following   year  and  until
           their successors are elected and qualified;

      2.   Ratifying the  appointment  of  Deloitte & Touche LLP to serve as the
           Company's   independent  auditors  for  fiscal  2000;  and

      3. Transacting such other business as may properly come before the meeting.

      Only holders of the Company's Common Stock at the close of business on December 15, 1999 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy.

                                           By order of the Board of Directors,

                                           /s/ Joseph K. O'Brien
                                           ---------------------
                                           Joseph K. O'Brien
                                           SECRETARY

Portland, Oregon
January 5, 2000


      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                          P H O E N I X  G O L D  [LOGO]
                          ----------------------------
                        I N T E R N A T I O N A L,  I N C.
                        ---------------------------------



                            9300 North Decatur Street
                             Portland, Oregon 97203

                               ------------------

                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                               ------------------


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Gold International, Inc., an Oregon corporation (the "Company"), of proxies to be voted at the 2000 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 2:30 p.m., Pacific Time, on Tuesday, February 15, 2000 at the Company's executive offices, 9300 North Decatur Street, Portland, Oregon 97203, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the Meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors named in this proxy statement, for ratification of the appointment of the independent auditors named in this proxy statement and in support of the recommendations of management on such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Any proxy may be revoked by a shareholder prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, by delivering a duly executed proxy bearing a later date or by the vote of the shareholder cast in person at the Meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and form of proxy are first being mailed to shareholders on or about January 5, 2000.

                                     VOTING

      Holders of record of the Company's Common Stock on December 15, 1999 will be entitled to vote at the Meeting or any adjournments or postponements thereof. As of that date, there were 3,083,445 shares of Common Stock outstanding and entitled to vote. A majority, or 1,541,723, of these shares will constitute a quorum for the transaction of business at the Meeting. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the Meeting. Shareholders are not entitled to cumulative voting in the election of directors or any other matter. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Meeting, but will not be counted either for or against the proposal at issue.



                        PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors currently consists of five members. The Board of Directors has nominated the following persons for election as directors to serve until the annual meeting of shareholders in 2001, or until their respective successors are elected and qualified:

                      Keith A. Peterson
                      Timothy G. Johnson
                      Robert A. Brown
                      Edward A. Foehl
                      Frank G. Magdlen

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The five nominees for director receiving the highest number of votes will be elected to the Board of Directors.

      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.

      If any nominee is unable or unwilling to serve as a director at the date of the Meeting or any postponement or adjournment thereof, the proxies may be voted by the proxy holders named on the enclosed proxy card for a substitute nominee recommended by the present Board of Directors to fill such vacancy, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees named above will be unwilling or unable to serve if elected a director.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. PETERSON, JOHNSON, BROWN, FOEHL AND MAGDLEN.

      The following table sets forth certain information about the Company's directors and executive officers:


                                                                                    Director or    Expiration
                                                                                      Officer      of Current
             Name                Age                   Positions                       Since           Term
             ----                ---                   ---------                       -----           ----
Keith A. Peterson                46    Chairman, President and Chief Executive         1991           2000
                                       Officer

Timothy G. Johnson               54    Executive Vice President, Chief Operating       1991           2000
                                       Officer and Director

Joseph K. O'Brien                42    Chief Financial Officer and Secretary           1997            --

David D. Bills                   41    Vice President - Finance                        1995            --

Stephen P. Bettini               38    Vice President - Operations                     1996            --

Robert A. Brown                  49    Director                                        1998           2000

Edward A. Foehl                  57    Director                                        1998           2000

Frank G. Magdlen                 52    Director                                        1995           2000


      MR. PETERSON has been President and a director of the Company since its incorporation in 1991. He was appointed Chairman and Chief Executive Officer in January 1995. Mr. Peterson received a B.S. degree in international marketing from Oregon State University. In 1974 and 1975, he attended Waseda University in Tokyo, Japan, where he studied Japanese.

      MR. JOHNSON has served as a director of the Company since its incorporation in 1991. He was also a Vice President until his appointment as Executive Vice President and Chief Operating Officer in January 1995. He was Secretary of the Company from 1991 through February 1997.

      MR. O'BRIEN was appointed Chief Financial Officer of the Company in January 1997 and Secretary in December 1997. From 1981 through December 1996, Mr. O'Brien was an accountant with Deloitte & Touche LLP, most recently as a Senior Audit Manager. Mr. O'Brien, a certified public accountant, received a B.S. degree in business administration and an M.B.A. degree from Portland State University.

      MR. BILLS served as the controller of the Company from 1992 to 1995. He was appointed Vice President - Finance of the Company in February 1995. Mr. Bills, a certified public accountant, received a B.S. degree in accounting from the University of Oregon.

      MR. BETTINI was appointed Vice President - Operations of the Company in December 1996. From February 1996 to December 1996, he was the manufacturing manager of the components group of FEI Company, which designs, manufactures and sells products based on focused charged particle beam technology. He was the manager of an LCD flat panel display assembly operation for Sharp Microelectronics Technology, Inc. from August 1992 to February 1996. Mr. Bettini received a B.S. degree in management from Marylhurst College.

      MR. BROWN became a director of the Company in January 1998 and was reappointed by the Board of Directors in February 1998 following the Company's 1998 Annual Meeting of shareholders. Mr. Brown has been President of Lenbrook America Corporation ("Lenbrook") since 1991. Lenbrook is a marketing and distribution company serving the audio and home theater markets. Mr. Brown received a B.S. degree in management from the University of Massachusetts and attended the graduate business school at the University of Massachusetts.

      MR. FOEHL became a director of the Company in January 1998 and was reappointed by the Board of Directors in February 1998 following the Company's 1998 Annual Meeting of shareholders. Mr. Foehl is a Managing Director of Crown Point Group Ltd. ("Crown Point"). Crown Point specializes in corporate financial investment services. From June 1998 to June 1999, Mr. Foehl was a consultant to Systran Financial Services Corporation ("Systran"), a company providing billing and collection services to the trucking industry and other companies. From 1988 to June 1998, he was President and Chief Executive Officer of Systran. Mr. Foehl received a B.S. degree in engineering from the United States Military Academy at West Point and an M.B.A. degree in finance from George Washington University.

      MR. MAGDLEN became a director of the Company in January 1995. Mr. Magdlen is a Managing Director of Crown Point. From 1990 to June 1999, Mr. Magdlen was a Vice President of U.S. Bancorp and was a Managing Director and Portfolio Manager of First American Asset Management, a division of U.S. Bancorp. From 1993 to 1997, he was responsible for the investment management of private company equity interests held in trust by the trust departments of certain bank subsidiaries of U.S. Bancorp. From 1988 to 1993, he was a Vice President of United States National Bank of Oregon where he worked in the Corporate Finance/Merchant Banking Division. Mr. Magdlen received a B.B.A. degree in finance from the University of Portland and an M.B.A. degree in finance from the University of Southern California.

      Pursuant to the Company's Articles of Incorporation, at any time when the Board of Directors consists of six or more members, the Board will be divided into three classes serving staggered three-year terms. Directors are otherwise elected to serve one year terms. Executive officers serve at the discretion of the Board of Directors.

      During fiscal 1999, the Board of Directors held five meetings. The Company maintains a standing Audit Committee and Compensation Committee, but does not maintain a standing nominating committee. During fiscal 1999, the Audit Committee held one meeting and the Compensation Committee held one meeting.

      The Audit  Committee  consists of Messrs.  Magdlen  (Chairman),  Foehl and
Johnson.   The   function  of  the  Audit   Committee  is  to  review  and  make
recommendations to the Board of Directors with respect to the selection of the Company's independent auditors and the terms of their engagement; to review the Company's internal controls and management practices with respect to maintenance of the Company's books and records; and to review with the independent auditors, upon completion of their audit, the results of the audit and any recommendations the auditors may have with respect to the Company's financial accounting or internal control systems.

      The  Compensation  Committee  consists of Messrs.  Magdlen  (Chairman) and
Foehl. The Compensation Committee considers and makes recommendations to the Company's Board of Directors regarding the compensation of the senior executives of the Company; considers, reviews and grants stock options and administers the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan") and considers matters of director compensation, benefits and other forms of remuneration.

COMPENSATION OF DIRECTORS

      Pursuant to the Option Plan, upon initial election to the Company's Board of Directors each director who is not an employee or officer of the Company (a "nonemployee director") is automatically granted an option to purchase 5,775 shares of Common Stock and is automatically granted an option to purchase 1,400 shares of Common Stock at each subsequent meeting of the shareholders of the Company at which such director is re-elected to the Board of Directors, provided that no director may be granted automatically options to purchase more than an aggregate of 8,575 shares of Common Stock under the Option Plan. The exercise price for these options is the fair market value of the Common Stock on the date of grant. These options have a term of five years and become exercisable in three equal installments beginning on the first anniversary of the date of grant. Upon Messrs. Brown's and Foehl's elections to the Board of Directors in January 1998, they were each automatically granted an option to purchase 5,775 shares of Common Stock. Upon Mr. Magdlen's election to the Board of Directors in January 1995, he was automatically granted an option to purchase 5,775 shares of Common Stock. Mr. Magdlen was automatically granted options to purchase 1,400 shares of Common Stock on each of February 12, 1996 and February 18, 1997 following the respective annual meetings of the shareholders of the Company. Messrs. Brown and Foehl were automatically granted options to purchase 1,400 shares of Common Stock on February 16, 1999 following the annual meeting of the shareholders of the Company. Nonemployee directors of the Company receive an annual retainer of $2,500 and an additional fee of $500 for each meeting of the Board of Directors attended.

      On February 18, 1997 and February 16, 1999, Mr. Magdlen was also granted nonstatutory options to purchase 5,000 and 1,400 shares of Common Stock, respectively. These options were not granted under the Option Plan, have exercise prices equal to the fair market value of the Common Stock on such dates, have terms of ten and five years, respectively, and become exercisable in three equal installments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

      The following table summarizes the compensation earned by or paid to the Company's Chief Executive Officer and each of the Company's executive officers who received compensation in excess of $100,000 for services rendered to the Company in all capacities for fiscal years 1999, 1998 and 1997 (the "Named Executive Officers"). The Company's fiscal year ends on the last Sunday in September. For convenience of financial statement presentation, the Company indicates that its fiscal year ends on September 30.


                                             SUMMARY COMPENSATION TABLE


                                                                                  Long-term Compensation
                                                                         ----------------------------------------

                                         Annual Compensation                        Awards               Payouts
                                ---------------------------------------- ----------------------------- ----------


       Name and                                          Other Annual    Restricted     Securities       LTIP       All Other
      Principal                                          Compensation       Stock         Under-        Payouts    Compensation
       Position          Year   Salary ($)     Bonus         ($)            Awards     lying Options/     ($)          ($)
                                   (1)          ($)                          ($)          SARs(#)
----------------------- ------- ----------- ----------- ---------------- ------------ ---------------- ---------- ---------------
Keith A. Peterson        1999    159,615        -              -              -              -             -          806 (4)
Chairman, President      1998    129,020        -              -              -              -             -          925 (4)
and Chief Executive      1997    144,495        -              -              -              -             -          671 (4)
Officer

Timothy G. Johnson       1999    160,212        -              -              -              -             -           61 (5)
Executive Vice           1998    150,738        -              -              -              -             -           48 (5)
President and Chief      1997    161,167        -              -              -              -             -           48 (5)
Operating Officer

Joseph K. O'Brien        1999    110,275        -                             -              -             -          801 (6)
Chief Financial          1998    102,775        -              -              -              -             -          997 (6)
Officer and Secretary    1997     70,280        -              -              -           25,000           -          587 (6)
(2)

Stephen P. Bettini       1999    109,295        -           7,897(7)          -              -             -           48 (8)
Vice President -         1998    105,565        -              -              -              -             -        1,171 (8)
Operations (3)           1997     73,317      7,900            -              -           40,250           -          413 (8)


-----------

(1) Includes compensation deferred under the Company's 401(k) plan.

(2) Mr. O'Brien joined the Company in January 1997.

(3) Mr. Bettini joined the Company in December 1996.

(4) Consists of the Company's  contributions to the Phoenix Gold  International,
    Inc. Profit Sharing and 401(k) Savings Plan for the benefit of Mr. Peterson in the amounts of $750, $877 and $623 for fiscal 1999, 1998 and 1997, respectively, and Company paid premiums for term life insurance of $56, $48 and $48 for fiscal 1999, 1998 and 1997, respectively.

(5) Consists of Company paid premiums for term life insurance of $61, $48 and $48 for fiscal 1999, 1998 and 1997, respectively.

(6) Consists of the Company's  contributions to the Phoenix Gold  International,
    Inc. Profit Sharing and 401(k) Savings Plan for the benefit of Mr. O'Brien in the amounts of $750, $949 and $551 for fiscal 1999, 1998 and 1997, respectively, and Company paid premiums for term life insurance of $51, $48 and $36 for fiscal 1999, 1998 and 1997, respectively.

(7) Mr. Bettini received payment for accrued but unused vacation.

(8) Consists of the Company's  contributions to the Phoenix Gold  International,
    Inc. Profit Sharing and 401(k) Savings Plan for the benefit of Mr. Bettini in the amounts of $0, $1,123 and $377 for fiscal 1999, 1998 and 1997, respectively, and Company paid premiums for term life insurance of $48, $48 and $36 for fiscal 1999, 1998 and 1997, respectively.

      The following table summarizes certain information concerning the stock options held by the Named Executive Officers at the end of fiscal 1999:

                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES



                                                           Number of Securities          Value of Unexercised
                            Shares                        Underlying Unexercised       In-the-Money Options/SARs
                          Acquired on       Value       Options/SARs at FY-End (#)            at FY-End($)
                          Exercise (#)   Realized ($)   --------------------------    ----------------------------
         Name                                           Exercisable Unexercisable      Exercisable Unexercisable
------------------------------------------------------------------------------------------------------------------
Timothy G. Johnson            -              -             96,000            0             0              0

Joseph K. O'Brien             -              -             18,750         6,250            0              0

Stephen P. Bettini            -              -             30,250        10,000            0              0





                      REPORT OF THE COMPENSATION COMMITTEE

      During  the  fiscal  year  ended  September  30,  1999,  the  Compensation
Committee of the Board of Directors was responsible for establishing and administering the compensation policies which govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers.

Overview

      The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. The Company has from time to time provided annual cash incentive bonuses based on the Company's performance during the fiscal year to reward executives for their contributions to the Company's achievements. The Company has also granted stock options to executives and key employees to align management's interests with those of the shareholders. The Compensation Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel who have contributed to the Company's profitability.

      The Compensation Committee determines the compensation of the Chief Executive Officer and Chief Operating Officer. The Chief Executive Officer and Chief Operating Officer make recommendations to the Compensation Committee regarding the compensation of the other executive officers of the Company, but do not participate in the determination of their own compensation. The Compensation Committee reviews the recommendations of the Chief Executive Officer and Chief Operating Officer relating to compensation of the other executive officers to ensure consistency throughout the officer compensation programs. In fiscal 1999, the Compensation Committee determined compensation for the other executive officers based largely on the recommendations by the Chief Executive Officer and Chief Operating Officer.

      The Compensation Committee expects to review annually the compensation of all of the Company's executives to assure that all of the Company's executives continue to be properly motivated to serve the interests of the Company's shareholders.

Base Salary

      Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and financial performance taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Due to the financial performance of the Company in fiscal 1996, the Chief Executive Officer and Chief Operating Officer voluntarily reduced their base salaries by as much as 50% or more. Their base salaries remained at decreased levels through July 1999 and were partially restored to the levels of fiscal 1996 based on the improvements in the operating results and liquidity of the Company. Effective, July 19, 1999, the base salaries of the Chief Executive Officer and Chief Operating Officer were increased to $200,000 per annum. The increased compensation of the other named executives was based on considerations related to the contributions of those officers in improving the financial performance of the Company.

Bonus Compensation

      The Company has awarded cash bonuses to its executive officers on a discretionary basis. In determining bonus awards, the Compensation Committee considers the financial and non-financial achievements of the Company, including revenue growth, profitability, expansion of the Company's markets and new product introductions, improvements in working capital management, and other factors contributing to the overall success of the Company. In view of the increases in base salary, no bonus compensation was awarded to the Named Executive Officers for fiscal 1999.

Stock Option Compensation

      The Compensation Committee believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Compensation Committee, since 1995, has from time-to-time granted stock options to executive officers and key employees through the 1995 Stock Option Plan. The size of awards has historically been based on position, responsibilities, and individual performance. In view of the increases in base salary, the Compensation Committee did not award any stock options to the Named Executive Officers in fiscal 1999.

      The Compensation Committee believes that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the members of the Compensation Committee believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                                       The Compensation Committee,

                                       Frank G. Magdlen (Chairman)
                                       Edward A. Foehl

                             STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock against the cumulative total return over a period beginning May 4, 1995, the date of the Company's initial public offering, and ending September 30, 1999 for the NASDAQ Stock Market (U.S. Companies) and a Company-selected peer group index consisting of: Boston Acoustics, Inc., Harmon Industries, Inc., Koss Corporation and Recoton Corp. The peer group index was formed on a weighted average basis based on market capitalizations, adjusted at the end of each year. Cumulative total return is measured assuming an initial investment of $100 on May 4, 1995 and reinvestment of dividends, if any.




EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS:

                                             5-4-95      9-30-95      9-30-96      9-30-97       9-30-98      9-30-99
Phoenix Gold International, Inc.           $ 100.00     $ 157.41     $ 105.56     $  84.25      $  24.07     $  31.48
Peer Group                                 $ 100.00     $ 143.69     $ 126.54     $ 137.92      $ 118.89     $ 107.06
NASDAQ - U.S. Companies                    $ 100.00     $ 138.07     $ 163.85     $ 224.98      $ 228.78     $ 371.54


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of December 15, 1999, certain information as to the stock ownership of (i) each person known by the Company to own beneficially five percent or more of the Company's outstanding Common Stock,
(ii) by each  director of the Company,  (iii) the Named  Executive  Officers and
(iv) all executive officers and directors as a group. The Company believes each named beneficial owner has sole voting and investment power with respect to the shares listed.


                Name and Address of                         Amount and Nature                  Percent
                 Beneficial Owner                        of Beneficial Ownership              of Class
------------------------------------------------------ ---------------------------- ------------------------------
Keith A. Peterson (1)                                           1,642,911                       53.3%

Timothy G. Johnson (1)(2)                                         497,314                       15.6%

Wynnefield Group                                                  410,650                       13.3%
One Penn Plaza, Suite 4720
New York, NY 10119

Joseph K. O'Brien (1)(3)                                           21,750                         *

Stephen P. Bettini (1)(4)                                          30,250                         *

Robert A. Brown (1)(5)                                              3,950                         *

Edward A. Foehl (1)(6)                                              3,850                         *

Frank G. Magdlen (1)(7)                                            16,441                         *

All executive officers and directors as a group
         (8 persons) (8)                                        2,236,916                       68.5%
----------------

 *      less than 1%

(1) The address for Messrs. Peterson, Johnson, O'Brien and Bettini is 9300 North
    Decatur Street,  Portland,  Oregon 97203.  Mr. Brown's address is 6 Merchant
    Street,  Sharon,  Massachusetts  02067.  The address  for Mr.  Foehl and Mr.
    Magdlen is 1099 S.W. Columbia Street, Suite 350, Portland Oregon 97201.

(2) Includes 96,000 shares issuable pursuant to options exercisable within 60 days after December 15, 1999.

(3) Includes 18,750 shares issuable pursuant to options exercisable within 60 days after December 15, 1999.

(4) Includes 30,250 shares issuable pursuant to options exercisable within 60 days after December 15, 1999.

(5) Includes 3,850 shares issuable pursuant to options exercisable within 60 days after December 15, 1999.

(6) Includes 3,850 shares issuable pursuant to options exercisable within 60 days after December 15, 1999.

(7) Includes 11,441 shares issuable pursuant to options exercisable within 60 days after December 15, 1999.

(8) Includes 183,341 shares issuable pursuant to options exercisable within 60 days after December 15, 1999.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations from these persons that no other reports were required, the Company believes that during fiscal 1999 all filing requirements applicable to its directors, executive officers and greater than ten percent owners were complied with.





               PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2000. Deloitte & Touche LLP has served as the Company's independent public accountants since 1992. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2000.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2000.





                                 OTHER BUSINESS

      The Board of Directors knows of no other matters that will be presented for action at the Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the Meeting.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      To be eligible for inclusion in the Company's proxy materials for the 2001 annual meeting of shareholders, a proposal intended to be presented by a shareholder for action at that meeting, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, must in accordance with the Company's Bylaws be received not earlier than August 8, 2000 and not later than September 7, 2000 by the Secretary of the Company at the Company's principal executive offices, 9300 North Decatur Street, Portland, Oregon 97203. In addition, the Company's Bylaws also require that nominations for director, in order to be considered at the 2001 annual meeting, must also be received by the Secretary of the Company at the above address not earlier than August 8, 2000 nor later than September 7, 2000. A shareholder proposal must include certain specified information concerning the proposal and information as to the proponent's ownership of Common Stock of the Company. Proposals not meeting these requirements will not be considered at the 2001 annual meeting. The Secretary of the Company should be contacted in writing at the above address to obtain additional information as to the proper form and content of submissions.

                                   ----------

      A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO: SHAREHOLDER RELATIONS, PHOENIX GOLD INTERNATIONAL, INC., 9300 NORTH DECATUR STREET, PORTLAND, OREGON 97203.

                                      By order of the Board of Directors,

                                      /s/ Joseph K. O'Brien

                                      Joseph K. O'Brien
                                      SECRETARY




Dated: January 5, 2000

Proxy                  PHOENIX GOLD INTERNATIONAL, INC.                    Proxy

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                              ON FEBRUARY 15, 2000

      The undersigned appoints Keith A. Peterson and Timothy G. Johnson, and each of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Phoenix Gold International, Inc. to be held on February 15, 2000 at 2:30 p.m., Pacific Time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with the indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

      The Board of Directors recommends a vote FOR the election of Directors and FOR the ratification of the appointment of auditors, as noted in proposals 1 and 2, respectively.

          YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY
                ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE
                              ACCOMPANYING ENVELOPE










                  (Continued and to be signed on reverse side)
          ------------------------------------------------------------

                        PHOENIX GOLD INTERNATIONAL, INC.

    PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY: / /

1.    ELECTION OF DIRECTORS  --         FOR      WITHHOLD
      Nominees: Keith A. Peterson,      ALL        ALL         FOR ALL (EXCEPT
      Timothy G. Johnson, Robert A.                                NOMINEE(S)
      Brown, Edward A. Foehl and        /  /       /  /         WRITTEN BELOW)
      Frank G. Magdlen
                                                              ------------------
                                                              ------------------
                                                              ------------------
                                                              ------------------

2.    Proposal  to ratify the          FOR       AGAINST         ABSTAIN
      appointment  of  Deloitte &
      Touche LLP as the Company's
      auditors for fiscal 2000         /  /       /  /             /  /





                                       Dated: ____________, 2000


                                       Signature(s)__________________________

                                       --------------------------------------
                                       Please sign exactly as your name appears.
                                       Joint owners should each sign personally.
                                       Where applicable, indicate your official position or representation capacity.